UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20450 Stevens Creek Blvd, Suite 800

Cupertino, California 95014

(Address of principal executive offices, including zip code)

(408) 863-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

First Amendment to Agreement of Purchase and Sale

On June 30, 2006, Borland Software Corporation, a Delaware Corporation (“Borland”) and Fowler Property Acquisitions, LLC, a California limited liability company (“Fowler”) entered into a First Amendment to Agreement of Purchase and Sale (the “Amendment”) amending the terms of the Agreement of Purchase and Sale entered into by Borland and Fowler on May 30, 2006 (the “Purchase Agreement”).

Pursuant to the terms of the Amendment, the purchase price for the properties located at 1700 and 1800 Green Hills Road in Scotts Valley California, consisting of approximately 136,000 square feet of space, as described in the Purchase Agreement (the “Properties”) will be $11.4 million. Subject to the terms and conditions set forth in the Purchase Agreement and the Amendment, the sale of the Properties is expected to close on July 31, 2006.

The foregoing descriptions of the Purchase Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Amendment, copies of which have been filed as Exhibits 10.90 and 10.91, respectively, and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.90	Agreement of Purchase and Sale dated May 30, 2006 between Borland Software Corporation and Fowler Property Acquisitions, LLC *

10.91	First Amendment to Agreement of Purchase and Sale dated June 30, 2006 between Borland Software Corporation and Fowler Property Acquisitions, LLC

* Previously filed as an Exhibit to Borland’s Current Report on Form 8-K filed on June 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

By: /s/	TOD NIELSEN
Tod Nielsen President and Chief Executive Officer

Date: July 7, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.90	Agreement of Purchase and Sale dated May 30, 2006 between Borland Software Corporation and Fowler Property Acquisitions, LLC *

10.91	First Amendment to Agreement of Purchase and Sale dated June 30, 2006 between Borland Software Corporation and Fowler Property Acquisitions, LLC

* Previously filed as an Exhibit to Borland’s Current Report on Form 8-K filed on June 5, 2006.